UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No.     )

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GameStop Corp.

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GameStop Highlights the Strengths of its Board of Directors and the Limitations of Hestia Capital and Permit Capital’s Inexperienced Nominees

GameStop Recommends Stockholders Vote the BLUE Proxy Card to Support ALL of GameStop’s Independent, Experienced and Highly Qualified Directors

GRAPEVINE, Texas, May 26, 2020 (GLOBE NEWSWIRE) — GameStop Corp. (NYSE: GME) (the “Company”) today issued a letter to stockholders highlighting its comprehensively refreshed Board of Directors that possesses the diverse array of perspectives and requisite skillsets, including deep industry and institutional knowledge, to execute the transformation and continued growth of its omni-channel video-game business. The letter notes that Hestia Capital Partners, LP and Permit Capital Enterprise Fund, LP have nominated two candidates who lack the qualifications or experience to serve on GameStop’s Board of Directors. The letter urges stockholders to use the BLUE proxy card to vote “FOR ALL” of GameStop’s 10 highly qualified director nominees in connection with the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m. CT on June 12, 2020.

The full text of the letter from the Company follows:

May 26, 2020

Dear GameStop Stockholders,

You will face a decision that poses significant implications for the future of our Company at our 2020 Annual Meeting of Stockholders scheduled for June 12, 2020 (the “Annual Meeting”). Hestia Capital Partners, LP and Permit Capital Enterprise Fund, LP (“Hestia Capital” and “Permit Capital,” or collectively, the “Dissident Stockholders”) are running a costly and distracting proxy fight, founded on baseless claims and significant misrepresentation of facts, in an attempt to remove two highly qualified, independent directors who bring valuable experience, institutional knowledge and continuity to the Board.

Over the last two years, we have comprehensively refreshed our Board to oversee our business transformation strategy – GameStop Reboot. Our refreshed Board benefits from the fresh perspectives of our newest directors and the institutional memory of our longest-serving directors, all of which is critical to our successful execution of this transformation plan. The Dissident Stockholders’ proposal to install two unqualified nominees that lack industry-related acumen and expertise would add nothing to our Board and would only jeopardize the Board’s ability to continue to execute on its business transformation plan and its ability to create long-term value for stockholders.

GameStop Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

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The Dissident Stockholders have put forth a number of rationales for running their wasteful campaign, but their actions make it clear they are only motivated by self-interest. The Dissident Stockholders claim they want a stockholder representative, but Hestia Capital’s founder, Kurtis Wolf, has rejected settlement offers to avoid a proxy fight that would have included a stockholder representative simply because he was not the stockholder representative. These are also the same Dissident Stockholders who supported a reckless share buyback of $500 to $700 million in 2019 despite the fact the Company had an upcoming $350 million debt maturity. The Dissident Stockholders’ motivations are clear: a vote for the Dissident Stockholders is a vote for Mr. Wolf’s pocketbook at the expense of ALL stockholders.

GameStop’s Board urges you to protect your investment by discarding any White proxy card you may receive from the Dissident Stockholders and use the BLUE proxy card to vote “FOR ALL” of GameStop’s 10 superior director nominees.

The Dissident Stockholders’ Nominees Add No Value to Our Board

In contrast to GameStop’s directors, who possess strong financial, operational, retail, video game, and omni-channel experience, among other relevant skills, the Dissident Stockholders have nominated two candidates who do not possess the qualifications necessary to complement GameStop’s Board or execute the Company’s ongoing transformation plan.

	Retail Experience	Public Company Management Experience	Video Game Experience	Business Transformation Experience	Profession
Kurt Wolf	NO	NO	NO	NO	Portfolio Manager
Paul Evans	NO	LIMITED	NO	NO	Finance

Kurtis Wolf and Paul Evans (a portfolio manager and financial executive, respectively) both lack the public company management experience and the necessary expertise in the retail, video game and omni-channel industries to guide GameStop through the next phase of its transformation. Narrowly-focused investment management careers are not enough to prepare either candidate to serve on the Board of a complex public company, let alone on the Board of the world’s largest video game retailer, which is currently in the middle of executing a carefully framed transformation plan in the midst of a global crisis.

•

Messrs. Wolf and Evans’ lack of retail and video game experience disqualifies them from serving on GameStop’s Board, as they would be ill-prepared to advise on the strategic and operational issues facing specialty retail companies in this turbulent market environment

GameStop Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

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•

Messrs. Wolf and Evans’ lack of omni-channel and business transformation expertise would hinder the Board’s ability to continue executing GameStop Reboot, and the Company’s increased focus on expanded customer engagement

•	Mr. Wolf has never held a public company C-Suite position, and Mr. Evans’ public company experience is extremely limited

•	Mr. Wolf has consistently demonstrated his complete disregard for maximizing value for anyone but himself

•	Mr. Wolf has summarily rejected any settlement offer to avoid a costly and distracting proxy fight that does not include a Board seat for himself

•

Mr. Wolf proposed a reckless share buyback strategy last year that would have directly resulted in catastrophic stockholder value destruction and jeopardized our ability to navigate the current pandemic

While GameStop’s Board appreciates and values stockholder feedback, stock ownership by itself does not qualify an individual for Board membership. Our Board reviews all director candidates on equal ground, evaluating whether they possess the industry-specific skillsets and diverse perspectives to enhance our Board’s stewardship of the Company and its turnaround. Messrs. Wolf and Evans completely lack these qualifications.

GameStop’s Refreshed, Independent Board Is Delivering Results

As fiduciaries, the Board is firmly committed to regular refreshment, extensive stockholder engagement, and representation of a diversity of perspectives and experiences within the boardroom. The Board perceives each as a valuable tool it must employ to generate greater value for all of GameStop’s stockholders. Our newly refreshed Board was formed based on these guidelines and is well-positioned to lead GameStop into the next phase of its transformation and development.

This team of directors has significant retail, gaming, turnaround, digital and omni-channel expertise (as outlined in greater detail below), and includes:

•	9 out of 10 independent directors, following the 2020 Annual Meeting

•	7 out of 10 directors who possess Board tenures of 2 years or less, following the 2020 Annual Meeting

•	6 new independent directors that have been appointed within the last two years, including 2 directors appointed pursuant to a cooperation agreement with the Dissident Stockholders in 2019

GameStop Recommends Stockholders

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the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

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	Retail or Video Game Experience	Omnichannel Experience	Relevant C-Suite Experience	Relevant Public Board Experience	Independent Director	Date Appointed
George E. Sherman	YES	YES	YES			2019
Jerome L. Davis	YES		YES	YES	YES	2005
Lizabeth Dunn	YES		YES		YES	2019
Raul J. Fernandez	YES	YES	YES	YES	YES	2019
Reginald Fils-Aimé	YES	YES	YES		YES	2020
Thomas N. Kelly Jr.	YES		YES	YES	YES	2012
William Simon	YES	YES	YES	YES	YES	2020
James Symancyk	YES	YES	YES	YES	YES	2020
Carrie W. Teffner	YES		YES	YES	YES	2018
Kathy P. Vrabeck	YES		YES	YES	YES	2012

At the 2020 Annual Meeting, the Dissident Stockholders are directly targeting two of your directors, Jerome L. Davis and Thomas Kelly, who possess invaluable qualifications, expertise and institutional knowledge, and are instrumental to the orderly Board refreshment process.

•

Mr. Davis, Executive Vice President and Chief Revenue Officer at the Metropolitan Washington Airports Authority, brings to the Board more than 35 years of experience in Fortune 500 growth-oriented companies, as well as public company board experience and extensive expertise in executive leadership, strategy, sales and business development, marketing, information technology, business operations, international, commercial real estate development, consumer/retail consulting, investor relations, corporate governance, finance and enterprise risks. The Board significantly benefits from Mr. Davis’s valuable insights on finance, governance, human resources, and compensation.

•

Mr. Kelly, former Chief Operating Officer at Nextel Corporation, brings to the Board extensive public company board experience, as well as more than 25 years of leadership in the communications and wireless industries. His deep base of global communications-specific knowledge adds significant value to our strategic initiatives.

GameStop Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

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Importantly, GameStop’s stockholders have directly shared with us that they would value having Messrs. Davis and Kelly oversee the smooth transition to our Board of our newest directors, seven out of ten of whom possess tenures of two years or less. Respecting this stockholder feedback, Messrs. Davis and Kelly decided to schedule their retirements to follow the 2021 Annual Stockholder Meeting to ensure the proper transfer of their committee chair responsibilities and institutional knowledge to the new directors.

Together, GameStop’s refreshed team of directors possesses the strong financial, operational, retail, video game, and omni-channel experience, among other relevant skills, needed for the Board to deliver significant, quantifiable results to all stockholders as it works to improve the financial performance of the business and execute a series of transformational initiatives to create long-term value for all stockholders. Notably, the Board’s efforts to build a frictionless digital ecosystem (one of the tenets of GameStop Reboot) have already resulted in an impressive year-over-year improvement in e-commerce sales. In addition, the Company exited FY 2019 with approximately $500 million in cash and a significantly improved capital structure, positioning us to navigate the pandemic and deliver sustained value to all stockholders.

Your Board is successfully executing an innovative plan and delivering concrete results to all stockholders. The Dissident Stockholders’ nominees simply lack the skills, experience and qualifications to join your highly qualified and experienced team of directors in guiding GameStop through its transformation and continued growth of its omni-channel video game business.

The Choice is Clear- Please VOTE on the BLUE Proxy Card

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL” OF YOUR BOARD’S 10 NOMINEES USING THE ENCLOSED BLUE PROXY CARD.

Vote your shares FOR ALL of the 10 director nominees proposed by your Board, via the Internet or telephone or by mail by promptly marking, signing and dating the enclosed BLUE proxy card and returning it in the enclosed postage-paid envelope.

Please do not return or otherwise vote any White proxy card sent to you by the Dissident Stockholders.

No matter how many shares you own, your vote is extremely important. Please act today and make your voice heard regarding the future of the Company by supporting your Board and management team.

We believe that GameStop’s highly qualified and experienced Board of Directors is best positioned to oversee the continued successful execution of GameStop’s Reboot plan and deliver substantial value to ALL of our stockholders. On behalf of the Board of Directors and our management team, thank you for your continued support and your investment in GameStop.

Sincerely,

GameStop Corporation

GameStop Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information, including expectations as to future operating profit improvement. Such statements include without limitation those about the Company’s expectations for fiscal 2020, future financial and operating results, projections, expectations and other statements that are not historical facts. All statements regarding targeted and expected benefits of our transformation, the GameStop Reboot plan, capital allocation, profit improvement and cost-savings initiatives, and expected fiscal 2020 results, are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those reflected or described in the forward-looking statements: the uncertain impact, effects and results of pursuit of operating, strategic, financial and structural initiatives, including the GameStop Reboot strategic plan; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital and credit; the impact of the COVID-19 outbreak on capital markets and our business; our inability to obtain sufficient quantities of product to meet consumer demand, including due to supply chain disruptions on account of trade restrictions, political instability, COVID-19, labor disturbances and product recalls; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles business; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve; our ability to assess and implement technologies in support of our omnichannel capabilities; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executives and other key personnel and our ability to attract and retain qualified employees in all areas of the organization; changes in consumer preferences and economic conditions; increased operating costs, including wages; disruptions to our information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; risks associated with international operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits; our use of proceeds from the sale of our Spring

GameStop Recommends Stockholders

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Mobile business; and unexpected changes in the assumptions underlying our outlook for fiscal 2020. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 (the “10-K”) filed with the SEC and available at the SEC’s Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Additional Information

On April 28, 2020, the Company filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the SEC in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The definitive proxy statement is also being mailed to the Company’s stockholders beginning on or about April 28, 2020. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING BLUE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of the Company’s website, http://news.gamestop.com/home.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Annual Meeting can be found in the definitive proxy statement filed on April 28, 2020 and the 10-K, each of which is available at the SEC’s Internet site at http://www.sec.gov or http://investor.GameStop.com.

Media Contact:

Phil Denning, ICR Inc.

(646) 677-1258

Phil.Denning@icrinc.com

Investor Contact:

GameStop Corp. Investor Relations

(817) 424-2001

investorrelations@gamestop.com

GameStop Recommends Stockholders

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the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

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If you have questions about how to vote your shares or need additional copies of the proxy materials, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders may call:

1(877) 750-9501 (toll-free from the U.S. and Canada), or

+1(412) 232-3651 (from other countries)

IMPORTANT NOTE: Please simply discard any White proxy cards sent to you by Hestia Capital Partners LP. If you have already voted using a White proxy card, you can change your vote by using the enclosed BLUE proxy card to vote by telephone, Internet or by mail.

Only your latest-dated vote will count.

About GameStop

GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is the world’s largest video game retailer, operates approximately 5,500 stores across 14 countries, and offers the best selection of new and pre-owned video gaming consoles, accessories and video game titles, in both physical and digital formats. GameStop also offers fans a wide variety of POP! vinyl figures, collectibles, board games and more. Through GameStop’s unique buy-sell-trade program, gamers can trade in video game consoles, games, and accessories, as well as consumer electronics for cash or in-store credit. The company’s consumer product network also includes www.gamestop.com and Game Informer® magazine, the world’s leading print and digital video game publication. General information about GameStop Corp. can be obtained at the Company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

GameStop Recommends Stockholders

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